SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2002 (May 31, 2002)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer

Incorporation)		Identification No.)

105 Westwood Place

Suite 400

Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
PRESS RELEASE

Item 5. Other Events

     On May 31, 2002, Province Healthcare Company completed the acquisition of Los Alamos Medical Center (the “Hospital”) in Los Alamos, New Mexico from Banner Health System, an Arizona nonprofit corporation. The Hospital is licensed for 47 acute care beds, has a service area population of approximately 50,000 and has current revenues of approximately $33.2 million. Province acquired the assets and operations of the Hospital for approximately $38 million in cash, plus net working capital. The acquisition became effective June 1, 2002 for financial reporting purposes.

     As a result of the acquisition, Province owns or leases 20 general acute care hospitals in 13 states with a total of 2,315 licensed beds. The Company also provides management services to 35 primarily non-urban hospitals in 13 states with a total of 2,776 licensed beds.

Item 7. Financial Statements and Exhibits

     (a)  Exhibits

99.1 Copy of the press release, dated June 3, 2002, announcing that Province acquired Los Alamos Medical Center in Los Alamos, New Mexico

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By:	/s/ Brenda B. Rector Brenda B. Rector Vice President and Controller

Date: June 3, 2002